Exhibit 5.7

CONSENT OF RAMON LUNA

I, Ramon Luna, Q.P. Geo, former Exploration Manager for Gammon Gold Inc. (the “Company”) hereby consent to the reliance in this Registration Statement on Form F-10 of the Company on the exploration information in respect of the Ocampo property, prepared by me, contained in (i) the Company’s material change report dated May 13, 2009, (ii) the Company’s material change report dated July 15, 2009 and (iii) the Company’s material change report dated September 30, 2009.

October 7, 2009	By:	/s/ Ramon Luna
Name: Ramon Luna